Commodity Price Performance 12-Month NYMEX Forward Prices (Since 8/25/06) Natural Gas ($/Mmbtu) Crude Oil ($/Bbl) Current: $7.81 (-13%) Source: Bloomberg as of 10/27/06. 8/25/06: $9.32 8/25/06: $75.24 Current: $65.57 (-16%)

Share Price Performance Energy Partners: +34% Source: FactSet Research Systems as of 10/27/06. (1) Market-cap weighted index. Peer Index includes Bois d'Arc, W&T Offshore, Mariner, Callon, ATP, Meridian, Newfield, Stone and Houston Exploration Peer Index(1): -4% Energy Partners vs. Peer Index (Since 8/25/06) (1)